Exhibit 10.4

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**)

ADDITIONAL AGREEMENT

THIS ADDITIONAL AGREEMENT (this “Agreement”), executed on January 25, 2010, but effective as of February 1, 2010 (the “Effective Date”), is by and among: (i) Chesapeake Midstream Partners, L.L.C., a Delaware limited liability company (“Gatherer”); (ii) Total Gas & Power North America, Inc., a Delaware corporation (“TGPNA”); (iii) Total E&P USA, Inc., a Delaware corporation (“TEPUSA” and together with TGPNA, the “Total Parties”), (iv) Chesapeake Energy Marketing, Inc., an Oklahoma corporation (“CEMI”); (v) Chesapeake Exploration L.L.C., an Oklahoma limited liability company (“CELLC”); (vi) Chesapeake Louisiana L.P., an Oklahoma limited partnership (“CLLP”); (vii) DDJET Limited LLP, a Texas limited liability partnership (“DDJET”); and (viii) Chesapeake Operating, Inc., an Oklahoma corporation (“COI” and together with CEMI, CELLC, CLLP and DDJET, the “CHK Parties”). Gatherer, the Total Parties and the CHK Parties are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals:

A. Gatherer owns and operates natural gas gathering systems and related facilities in Texas.

B. Gatherer and the CHK Parties entered into that certain Gas Gathering Agreement dated effective September 30, 2009 (as amended, the “CHK Agreement”).

C. On January 25, 2010 (the “Closing Date”), TEPUSA acquired certain oil and gas leases (or interests therein) and related assets in the Barnett AMI from CELLC and TGPNA agreed to buy from TEPUSA all of TEPUSA’s entitlement to Gas produced from such oil and gas leases (or interests therein) and related assets.

D. On the Closing Date, the Total Parties and Gatherer entered into that certain Gas Gathering Agreement dated effective February 1, 2010 (as amended, the “Total Agreement”).

Execution Version

Agreements:

NOW, THEREFORE, for good and valuable consideration, Gatherer, the Total Parties and the CHK Parties agree as follows:

Article 1

DEFINITIONS

1.1 Defined Terms. The following capitalized terms used in this Agreement and the attached exhibits and schedules shall have the meanings set forth below:

“Abandoned Interest” is defined in Section 2.4.

“Adjusted Barnett Annual Minimum Volume” (a) as to the Total Parties has the meaning provided in the Total Agreement and (b) as to the CHK Parties has the meaning provided in the CHK Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, whether by contract, voting power, or otherwise. For purposes of this Agreement, Gatherer shall not be considered an Affiliate of the CHK Parties or any of their Affiliates and the CHK Parties and their Affiliates (other than Gatherer) shall not be considered an Affiliate of Gatherer.

“Aggregate MV Mitigation Gas” is defined in Section 2.8.

“Agreement” is defined in the preamble.

“Allocable Share” means, with respect to any Abandoned Interest and any Producer Group, the proportion that the quantity of Gas owned or controlled by such Producer Group transported through such Abandoned Interest in the six (6) Month period preceding the applicable Abandonment Election bears to the total quantity of Gas transported though such Abandoned Interest during the same period by both Producer Groups. If no Gas or immaterial quantities of Gas were transported through such Abandoned Interest during such period, the Allocable Share of the CHK Parties’ Producer Group shall be **% and the Allocable Share of Total Parties’ Producer Group shall be **%.

“Barnett AMI” has the meaning provided in the CHK Agreement.

“Barnett Dedicated Properties” (a) as to the Total Parties has the meaning provided in the Total Gathering Agreement and (b) as the CHK Parties has the meaning provided in the CHK Agreement.

“Barnett Delivery Points” (a) as to the Total Parties has the meaning provided in the Total Gathering Agreement and (b) as the CHK Parties has the meaning provided in the CHK Agreement.

“Barnett Fees” means the CHK Barnett Fees and the Total Barnett Fees.

Execution Version

“Barnett Gathering System” (a) as to the Total Parties has the meaning provided in the Total Gathering Agreement and (b) as the CHK Parties has the meaning provided in the CHK Agreement.

“Barnett Gathering Systems” means, collectively, all of the Barnett Gathering Systems.

“Barnett Receipt Points” (a) as to the Total Parties has the meaning provided in the Total Gathering Agreement and (b) as the CHK Parties has the meaning provided in the CHK Agreement.

“Business Day” has the meaning provided in the CHK Agreement.

“Capital Projects” has the meaning provided in the CHK Agreement.

“CHK Agreement” is defined in the recitals.

“CHK Barnett Fees” means the “Barnett Fees” under the CHK Agreement.

“Closing Date” is defined in the Recitals.

“CMP AMI Transaction Confirmation” means that certain CMP AMI Transaction Confirmation- Sale and Purchase of Gas from the Barnett Area- CMP Delivery Points by and between TGPNA and CEMI dated January 25, 2010, but effective as of February 1, 2010, which transaction confirmation is subject to the terms and conditions of that certain Base Contract for Sale and Purchase of Natural Gas by and between such parties, dated May 1, 2004.

“Control” (and the correlative terms “controlling,” “controlled by,” and “under common control with”) means as to any entity the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of the power or authority, through ownership of voting securities, by contract, or otherwise, to control or direct the management and policies of the entity.

“Day” means the 24-hour period beginning at 9:00 a.m., CPT, on one calendar day and ending at 9:00 a.m., CPT, on the following calendar day.

“DFW Gathering System” has the meaning provided in the CHK Agreement.

“DFW PDP Volumes” has the meaning provided in the CHK Agreement.

“Economic Value” (a) as to the Total Parties has the meaning provided in the Total Agreement and (b) as to the CHK Parties has the meaning provided in the CHK Agreement.

Execution Version

“Effective Date” is defined in the preamble.

“First Barnett Redetermination” means the redetermination that occurs pursuant to the First Barnett Redetermination Notice.

“First Barnett Redetermination Notice” has the meaning provided in the CHK Agreement.

“Gas” means any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

“Gatherer” is defined in the preamble.

“Gathering Agreements” means, collectively, the CHK Agreement and the Total Agreement, and “Gathering Agreement” means either of them.

“Guarantor Financial Statements” is defined in Section 2.10(g).

“Industry Expert” has the meaning provided in the CHK Agreement.

“Maximum Daily Quantity” (a) as to the Total Parties has the meaning provided in the Total Agreement and (b) as to the CHK Parties has the meaning provided in the CHK Agreement.

“Month” means the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

“MV Mitigation Gas” (a) as to the Total Parties has the meaning provided in the Total Agreement and (b) as to the CHK Parties has the meaning provided in the CHK Agreement.

“Notice” is defined in Section 3.1.

“[Party A]” means [Party A] and its successors and assigns under the [Party A] Agreement.

“[Party A] Agreement” means the Gas Gathering Agreement dated September 1, 2007 among [Party A] and CEMI, as supplemented by the Assignment Agreement entered into by [Party A], CEMI and Total Parties and dated effective as of the Closing Date.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association (whether incorporated or unincorporated), joint-stock company, trust, Governmental Authority, unincorporated organization, or other entity.

Execution Version

“Priority 1 Service” means the highest level of service for each of gathering, compression, dehydration and treating on a Barnett Gathering System.

“Producers’ Gas” (a) as to the Total Parties has the meaning provided in the Total Agreement and (b) as to the CHK Parties has the meaning provided in the CHK Agreement.

“Producer Group” means either (a) collectively, the Total Parties; or (b) collectively, the CHK Parties.

“Redetermination” means the First Barnett Redetermination, or the Second Barnett Redetermination, as applicable.

“Second Barnett Redetermination” means the redetermination that occurs pursuant to Second First Barnett Redetermination Notice.

“Second Barnett Redetermination Notice” has the meaning provided in the CHK Agreement.

“TEPUSA” is defined in the recitals.

“THUSA” means Total Holdings USA Inc., a Delaware corporation.

“THUSA Guaranty” means a guaranty, duly executed by THUSA, in the form attached hereto as Exhibit “A”.

“Total Agreement” is defined in the recitals.

“Total Agreement Effective Date” means the effective date of the Total Agreement.

“Total Barnett Fees” means the “Barnett Fees” under the Total Agreement.

1.2 Attachments. Each exhibit, schedule, or other attachment to this Agreement is a part of this Agreement and incorporated herein for all purposes. When the term Agreement is used herein, it means this Agreement and all of the exhibits, schedules, and other attachments hereto. A list of the exhibits, schedules, and other attachments to this Agreement is on the signature page.

Article 2

CERTAIN ISSUES IN THE GATHERING AGREEMENTS

2.1 Equal Priority as to Capacity. The Parties agree that the Economic Value of the Total Agreement shall be deemed to be equal to the Economic Value of the CHK Agreement. In each situation where (a) capacity on a Barnett Gathering System is curtailed or reduced, or capacity is insufficient for the needs of all shippers desiring to use such capacity, and (b) some curtailment of capacity is required with respect to the

Execution Version

holders of Priority 1 Service, the Parties agree that the total capacity available to both Producer Groups on such Barnett Gathering System shall be allocated between the Producer Groups based on the percentage derived by dividing the volume nominated by each Producer Group by the total volume of Gas nominated by both Producer Groups, in each case as such nominations exist as of the first of the relevant Month or, if applicable, such other Day as such nominations are required to be made.

2.2 Redetermination of Barnett Fees.

(a) The Parties acknowledge and agree that any redetermination of the CHK Barnett Fees and the Total Barnett Fees (as provided in Exhibit A, Section 3 of each of the Gathering Agreements) are interrelated, and shall be conducted together in accordance with Exhibit A, Section 3 of the CHK Agreement and this Section 2.2. Any adjustment to the Barnett Fees under either Gathering Agreement pursuant to such redetermination shall result in an identical adjustment to the Barnett Fees in the other Gathering Agreement.

(b) Subject to any agreement among the Producer Groups to the contrary, either Producer Group may provide such Notice to Gatherer (in which event a copy of such Notice shall be provided to the other Producer Group simultaneous with the giving of such Notice to Gatherer). If Gatherer gives the First Barnett Redetermination Notice or Second Barnett Redetermination Notice under the CHK Agreement, then Gatherer shall provide a copy of such notice to the Total Parties simultaneous with the giving of such Notice to the CHK Parties. The giving of Notice as contemplated by this Section 2.2(b) shall constitute the giving of the First Barnett Redetermination Notice or Second Barnett Redetermination Notice, as applicable, provided that such Notice is given within the six month notice period for the First Barnett Redetermination Notice or two year notice period for the Second Barnett Redetermination Notice, as applicable, set forth in the CHK Agreement. The Producer Groups shall cooperate in good faith in any Barnett Fee redetermination negotiations with Gatherer.

(c) If, within 30 Days after a Party’s receipt of a First Barnett Redetermination Notice or Second Barnett Redetermination Notice, as applicable, the Parties have not entered into amendments to the Gathering Agreements reflecting the Parties’ agreements regarding adjustments to the Barnett Fees, any Party may provide Notice to the others of its request to have an Industry Expert determine adjustments to all or any portion of the Barnett Fees, and the provisions of Exhibit A, Section 3(d) of the CHK Agreement shall apply.

(d) The Parties acknowledge and agree that each such redetermination shall be made as if the Barnett Dedicated Properties under the Total Agreement were covered by and subject to the CHK Agreement during all periods included in or relevant to such redetermination.

(e) The Parties agree that no amendment of the provisions in Exhibit A, Section 3 of either Gathering Agreement shall occur without the prior written consent of all Parties, which consent may be withheld by any Party for any reason in the sole discretion of such Party.

Execution Version

(f) Each Redetermination of the Barnett Fees pursuant to Exhibit A, Section 3 of the CHK Agreement shall be made without taking into account any increase or decrease in revenue realized by Gatherer due to any amendment of any of the Barnett Fees that occurs under one of the Gathering Agreements without a corresponding amendment to the same Barnett Fee under the other Gathering Agreement.

2.3 Release of Units, Pads and Wells. If the release of any spacing or drilling unit is permitted under Exhibit A, Section 5(b)(6), Exhibit A, Section 6(b)(1) or Exhibit A, Section 6(c)(1)(C) of either Gathering Agreement and such spacing or drilling unit includes any of the Barnett Dedicated Properties covered by the CHK Agreement and any of the Barnett Dedicated Properties covered by the Total Agreement, then, at the option of the Producer Group under the other Gathering Agreement, a corresponding release will occur under the other Gathering Agreement with respect to the Barnett Dedicated Properties covered by such other Gathering Agreement and included in such spacing or drilling unit.

2.4 Abandonment of Barnett Gathering Systems. If a Producer Group elects by written notice (any such notice, an “Abandonment Election”) to take assignment of Gatherer’s right, title and interest in and to:

(a) a pad or other facilities and related permits, authorizations and rights of way (in each case, “Abandoned Interests”) pursuant to Exhibit A, Section 6(e) of the applicable Gathering Agreement; or

(b) any interest in any Barnett Gathering System pursuant to Exhibit A, Section 12 of the applicable Gathering Agreement,

(in either case, an “Abandoned Interest”), such Producer Group (the “Initiating Producer Group”) shall provide Notice to the other Producer Group (the “Responding Producer Group”) simultaneous to so notifying Gatherer. The Responding Producer Group shall have the right to elect to take its Allocable Share of the Abandoned Interests, which right may be exercised by Notice to the Initiating Producer Group and Gatherer, in which case Gatherer shall assign each Producer Group (or its designee) its Allocable Share of the Abandoned Interest. Failure of a Responding Producer Group to provide Notice to the Initiating Producer Group and Gatherer of its election to take its Allocable Share of the Abandoned Interests in writing within 30 Days of its receipt of an Abandonment Election shall be deemed an election by such Responding Producer Group not to take its Allocable Share of the Abandoned Interests, in which case Gatherer shall assign the entirety of the Abandoned Interests to the Initiating Party in accordance with the terms of the applicable Gathering Agreement.

Execution Version

2.5 Capital Project Expenditures.

(a) The Total Parties and CHK Parties agree that the amounts allocated for expenditure for Capital Projects pursuant to Exhibit A, Section 13 of the CHK Agreement shall not be used for Capital Projects primarily serving wells acquired by the CHK Parties or any of their Affiliates outside of the Barnett AMI.

(b) The CHK Parties hereby acknowledge and agree that if the CHK Parties approve Gatherer’s implementation of a Capital Project, the payment of any related incremental costs and (if applicable) the method by which Gatherer shall recover any related Excess Costs pursuant to Section 13 of Exhibit A to the CHK Agreement (collectively, “Chesapeake Approved Capital Project Matters”), the CHK Parties shall provide Notice to the Total Parties of such approval and the Total Parties shall have the right to approve or disapprove of such CHK Approved Capital Project Matters, such approval not to be unreasonably withheld. Failure of the Total Parties to provide Notice to the CHK Parties and Gatherer of the Total Parties’ approval or disapproval of the CHK Approved Capital Project Matters within thirty (30) Days following receipt of Notice from the CHK Parties covering such CHK Approved Capital Project Matters shall be deemed the Total Parties’ approval of such CHK Approved Capital Project Matters. If the Total Parties provide Notice of their disapproval, Gatherer shall not implement the applicable Chesapeake Approved Capital Project Matters.

2.6 [Party A] Agreement. Gatherer acknowledges that the Producer Groups may work with [Party A] in an effort to have [Party A] and the Total Parties enter into a separate agreement containing the same terms and provisions as are in the [Party A] Agreement, but limited to the Total Parties and Total’s Gas. If such separate agreement is entered into by the Total Parties and [Party A] and a copy of the same is provided to Gatherer and the CHK Parties, then such separate agreement will become and constitute the “[Party A] Agreement” for purposes of the Total Agreement.

2.7 DFW Gathering System. Gatherer agrees to continue to operate the DFW Gathering System in accordance with the terms and conditions of Section 12.14 of the CHK Agreement. If Gatherer’s right to operate the DFW Gathering System is terminated pursuant to Section 12.14 of the CHK Agreement and the CHK Parties make the termination payment required to be made in connection with such termination, then (a) **% of DFW PDP Volumes remaining to be delivered as of the date of such termination (as determined pursuant to the CHK Agreement) shall be included in the determination of the Adjusted Barnett Annual Minimum Volume under Exhibit A, Section 4(d) of the Total Agreement to decrease the Barnett Annual Minimum Volume in the Year such DFW PDP Volumes would have been delivered and (b) **% of DFW PDP Volumes remaining to be delivered as of the date of such termination (as determined pursuant to the CHK Agreement) shall be included in the determination of the Adjusted Barnett Annual Minimum Volume under Exhibit A, Section 4(d) of the CHK Agreement in the Year such DFW PDP Volumes would have been delivered. For clarification purposes, the CHK Parties (and not the Total Parties) shall continue to be liable for the payment in its entirety of the above referenced termination payment and the performance of the indemnity and other obligations under such Section 12.14 of the CHK Agreement.

Execution Version

2.8 MV Mitigation Gas. For each Year during the Minimum Volume Period, the aggregate volume of MV Mitigation Gas (in Mcf’s) delivered under both Gathering Agreements during such Year shall be used to determine the Annual Barnett Gathered Volumes under each Gathering Agreement as follows (as to each Year, the “Aggregate MV Mitigation Gas”). For purposes of the definition of “Annual Barnett Gathered Volumes” in the CHK Agreement, **% of the Aggregate MV Mitigation Gas for the applicable Year shall be used in clause (ii) of such definition in lieu of the volume of MV Mitigation Gas delivered under the CHK Agreement during such Year. For purposes of the definition of “Annual Barnett Gathered Volumes” in the Total Agreement, **% of the Aggregate MV Mitigation Gas for the applicable Year shall be used in clause (ii) of such definition in lieu of the volume of MV Mitigation Gas delivered under the Total Agreement during such Year. This allocation of MV Mitigation Gas volumes between the Producer Groups shall not affect either Producer Group’s obligation to pay the Barnett Fees for MV Mitigation Gas delivered under the applicable Gathering Agreement.

2.9 Certain Payments. The Total Parties shall have no obligation to make any payments in respect of any amounts due and payable as of the Effective Date pursuant to Section 10.2 of the Total Agreement, it being understood that all such amounts have been paid or will be payable by the CHK Parties under the CHK Agreement.

2.10 Certain Guaranty Issues.

(a) The Total Parties and Gatherer currently contemplate that the obligations of the Total Parties under the Total Agreement will be guaranteed by Total Holdings USA Inc. (“THUSA”) pursuant to a guarantee in the form attached hereto as Exhibit A (the “THUSA Guaranty”, and such transaction structure, the “THUSA Supported Structure”).

(b) Gatherer may need to obtain a waiver or consent from the lenders under its existing credit facility for the THUSA Supported Structure (the “Lender Consent”). In connection therewith, Gatherer shall use commercially reasonable efforts to obtain the Lender Consent as soon as reasonably practicable. Gatherer shall notify the Total Parties when the Lender’s Consent is granted (assuming it is so granted). Within two (2) Business Days following receipt of such notice, the Total Parties shall deliver to Gatherer the THUSA Guaranty fully executed by THUSA.

Execution Version

(c) If the Lender Consent is not obtained by February 8, 2010, then the Total Parties shall use commercially reasonable efforts to deliver to Gatherer a guaranty in the form attached as Exhibit A (revised to reflect the actual date of execution and the name, jurisdiction of formation, contact information and signatory of the relevant guarantor) duly executed by a Person that has a senior, unsecured credit rating of “**” (or the then equivalent) from Standard & Poor’s Rating Service and of “**” (or the then equivalent) by the rating service of Moody’s Investors Services, Inc. or an equivalent rating from any other NRSRO. In the event Total Parties delivers to Gatherer a guaranty pursuant to this Section 2.10(c), the following language shall be deemed to be inserted into the Total Agreement as Section 12.16 thereof:

12.16 Limitation of TEPUSA Liability. Notwithstanding anything to the contrary herein: (a) Gatherer acknowledges that TEPUSA is party to this Agreement for the sole purposes of: (i) dedicating the Barnett Dedicated Properties to the performance of this Agreement and agreeing to perform and be bound by the obligations set forth in Section 12.11, Section 12.12 and Exhibit A, Section 1 (subject to any reservations of rights of Producers set forth therein); and (ii) performing those responsibilities of or with respect to Operator required hereunder where TEPUSA or an Affiliate of TEPUSA so serves as Operator, and taking those actions with respect to the Operator where the Operator is not wholly-owned by Producers’ Parent; and (b) TEPUSA shall never have any responsibility hereunder for the payment of any amounts required to be paid by Producers hereunder, including payments in respect of any Barnett Fees, liquidated damages in respect of deficit volumes, costs in respect of any connections to the Barnett Gathering System, or any other amounts.

(d) If the Total Parties deliver a duly executed Guaranty to Gatherer pursuant to clause (b) or (c) above prior to the termination of the Total Agreement pursuant to clause (f) below, the date such delivery occurs is herein referred to as the “Guaranty Delivery Date” and the Person providing such Guaranty is herein referred to as the “Guarantor.”

(e) If the Guaranty Delivery Date has not occurred by February 1, 2010, then the following provisions shall apply:

(i) If the Guaranty Delivery Date does occur, then in lieu of the February 1, 2010 Effective Date stated in each Gathering Agreement, the Effective Date of each Gathering Agreement shall be the first day of the first Month that follows the Guaranty Delivery Date (the “New Effective Date”).

(ii) Notwithstanding anything to the contrary in the CMP AMI Transaction Confirmation, during the period commencing on February 1, 2010 and ending on the New Effective Date (the “Subject Period”), the Delivery Point under the CMP AMI Transaction Confirmation shall be deemed to be moved from the Barnett Delivery Points to the Barnett Receipt Points.

(iii) During the Subject Period, all Gas that would have otherwise constituted Producers’ Gas under the Total Agreement if such agreement was in effect will be gathered under and in accordance with the terms of the CHK Agreement and the Barnett Maximum Daily Quantity for Year 2010 under the CHK Agreement will be increased by an amount equal to the volume stated for Year 2010 on Schedule 6 to the Total Agreement.

Execution Version

(iv) Schedule A7 to the CHK Agreement will be deemed amended to increase the volume stated for 2010 by an amount (stated in Mcf) equal to the product of ** Mcf/Day multiplied by the number of Days in the Subject Period.

(v) Schedule 7 to the Total Agreement will be deemed amended to decrease the volume stated for 2010 by the amount calculated pursuant to clause (iv) preceding.

(vi) The provisions of Sections 2.1 through 2.9 of this Agreement shall not apply during the Subject Period.

(f) Unless otherwise agreed by the Total Parties and Gatherer, if the Guaranty Delivery Date has not occurred by May 1, 2010, Gatherer shall have the right and option to terminate the Total Agreement by notice to the Total Parties (with a copy of such notice to be given to the CHK Producer Group). If a termination occurs under this clause (f), then the following provisions shall apply:

(i) The Effective Date for the CHK Agreement shall remain February 1, 2010.

(ii) All Gas that would have otherwise constituted Producers’ Gas under the Total Agreement if such agreement was in effect will be gathered under and in accordance with the terms of the CHK Agreement and the Barnett Maximum Daily Quantity under the CHK Agreement for each annual period or portion thereof shall be increased by an amount equal to volume stated for such annual period or portion thereof on Schedule 6 to the Total Agreement (and in lieu of the deemed increase described in clause (e)(iii) above).

(iii) Notwithstanding anything to the contrary in the CMP AMI Transaction Confirmation, from and after such termination and continuing for the term of the CHK Agreement (or such other period as may be agreed to by TGNPA and CEMI), the Delivery Point under the CMP AMI Transaction Confirmation shall be deemed to be moved from the Barnett Delivery Points to the Barnett Receipt Points.

(iv) Exhibit A7 to the CHK Agreement will be deemed amended to increase the volume stated for each annual period or portion thereof by an amount (stated in Mcf) equal to the volume stated for such annual period or portion thereof on Schedule 7 to the Total Agreement (and in lieu of the deemed increase described in clause (e)(iv) above).

(v) The Total Parties and Gatherer shall execute the form of Dedicated Properties Owner Acknowledgement Agreement attached as Exhibit F to the CHK Agreement and counterparts of such agreement shall be recorded in the applicable public records of the counties in which the Barnett Dedicated Properties are located.

Execution Version

(vi) TGNPA and CEMI shall negotiate in good faith regarding arrangements whereby CEMI would resell to TGNPA all of the Gas purchased from TGPNA under the CMP AMI Transaction Confirmation.

(vii) This Agreement shall be of no further force or effect.

(g) If the Total Parties deliver a duly executed Guaranty to Gatherer pursuant to clause (b) or (c) above, the Total Parties shall cause the Guarantor to deliver to Gatherer (i) audited consolidated financial statements of Guarantor and its consolidated subsidiaries not later than the close of business Oklahoma City time on the 60th calendar day after the end of each fiscal year of Guarantor during the term of the Guaranty and (ii) unaudited interim consolidated financial statements of Guarantor and its consolidated subsidiaries not later than the close of business Oklahoma City time on the 15th calendar day after the date upon which any such interim unaudited financial statements are produced by or on behalf of Guarantor (the financial statements referred to in clauses (i) and (ii) of this sentence are referred to as the “Guarantor Financial Statements”). Gatherer agrees that Guarantor shall not be obligated to deliver to Gatherer any Guarantor Financial Statements during the period, if any, that Guarantor files its consolidated financial statements with the US Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. Gatherer agrees to treat any Guarantor Financial Statements furnished in accordance with this clause (g) as confidential, provided that Gatherer may furnish a copy of any such Guarantor Financial Statements to any actual and potential lenders or equity investors if such Person undertakes and agrees to maintain the confidentiality of any such Guarantor Financial Statements furnished to such Person.

Article 3

NOTICES

3.1 Notice. All notices and other communications made under this Agreement (“Notice”) shall be in writing and sent to the addresses shown in Schedule 2.

3.2 Method. All Notices may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail, or hand delivered.

3.3 Delivery. Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending Party’s receipt of its facsimile machine’s confirmation of successful transmission. If the Day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving Party. Notice by first class mail shall be considered delivered five Business Days after mailing.

Execution Version

Article 4

OTHER PROVISIONS

4.1 Governing Law. This Agreement shall be construed, enforced, and interpreted according to the laws of the State of Texas, without regard to the conflicts of law rules thereof. Each Party hereby irrevocably submits to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Harris County, Texas over any dispute or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or action. A judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

4.2 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

4.3 Specific Performance. The Parties acknowledge and agree (a) that each Party would be irreparably harmed by a breach by the other Party of any of their obligations under this Agreement and (b) that there would be no adequate remedy at law or damages to compensate the non-breaching Party for any such breach. The Parties agree that the non-breaching Party shall be entitled to injunctive relief requiring specific performance by the breaching Party of its obligations under this Agreement, and the Parties hereby consent and agree to the entry of such injunctive relief.

4.4 Representations. Each Party represents to the other Party during the term hereof as follows: (a) there are no suits, proceedings, judgments, or orders by or before any governmental authority that materially adversely affect its ability to perform this Agreement or the rights of the other Parties hereunder, (b) it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and it has the legal right, power and authority and is qualified to conduct its business, and to execute and deliver this Agreement and perform its obligations hereunder, (c) the making and performance by it of this Agreement is within its powers, and has been duly authorized by all necessary action on its part, (d) this Agreement constitutes a legal, valid, and binding act and obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws affecting creditor’s rights generally, and with regard to equitable remedies, to the discretion of the court before which proceedings to obtain same may be pending, and (e) there are no bankruptcy, insolvency, reorganization, receivership or other arrangement proceedings pending or being contemplated by it. The Parties jointly acknowledge and agree that no Party had an unfair advantage over the other during the negotiation of this Agreement.

Execution Version

4.5 Enforceability. If any provision in this Agreement is determined to be invalid, void, or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement.

4.6 Waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

4.7 Rules of Construction. In construing this Agreement, the following principles shall be followed:

(a) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

(b) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions;

(d) a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined;

(e) unless otherwise specified, the plural shall be deemed to include the singular, and vice versa; and

(f) each gender shall be deemed to include the other genders.

4.8 No Third Party Beneficiaries. There is no third party beneficiary to this Agreement.

4.9 Headings. The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement between the Parties and shall not be used to construe or interpret the provisions of this Agreement.

4.10 Confidentiality. For purposes of the confidentiality obligations set forth in Section 12.11 of each Gathering Agreement, (a) the term “Agreement” as used in such Sections shall be deemed to include the Gathering Agreement in which such Section is located and this Agreement and (b) the disclosure of this Agreement and its terms by any Party to another Party to this Agreement is permitted and consented to by all Parties.

4.11 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

4.12 Definitions. For purposes of this Agreement: (a) each definition in the CHK Agreement incorporated by reference herein shall have the same meaning provided in the CHK Agreement in the form originally executed on January 25, 2010 without

Execution Version

regard to any amendment thereof by the parties to the CHK Agreement or termination of the CHK Agreement; and (b) each definition in the Total Agreement incorporated by reference herein shall have the same meaning provided in the Total Agreement in the form originally executed on January 25, 2010 without regard to any amendment thereof by the parties to the Total Agreement or termination of the Total Agreement.

4.13 Assignment. If Gatherer or either Producer Group assigns all of its rights and interests under the applicable Gathering Agreement in accordance with Section 9.1 of such Gathering Agreement, then such assignor shall also assign all of its rights and interests under this Agreement to the assignee and shall cause such assignee to execute an instrument reasonably satisfactory to the other Parties wherein such assignee acknowledges and agrees that it has become a party to and is bound to this Agreement. Except as provided in the preceding sentence, no Party may assign such Party’s rights or delegate such Party’s duties under this Agreement without the express written consent of the other Parties.

4.14 No Joint Liability.

(a) (i) The entry into this Agreement by the Total Parties does not make any of the Total Parties a party to or third party beneficiary under the CHK Agreement and (ii) the Total Parties shall have no rights or obligations under the CHK Agreement; provided, this clause (a) shall not limit the rights and obligations of the Parties under this Agreement.

(b) (i) The entry into this Agreement by the CHK Parties does not make any of the CHK Parties a party to or third party beneficiary under the Total Agreement and (ii) the CHK Parties shall have no rights or obligations under the Total Agreement; provided, this clause (b) shall not limit the rights and obligations of the Parties under this Agreement.

(c) (i) The Total Parties shall have no liability or obligation to Gatherer for any failure of the CHK Parties to comply with any of the CHK Parties’ obligations under this Agreement. The CHK Parties shall have no liability or obligation to Gatherer for any failure of the Total Parties to comply with any of the Total Parties’ obligations under this Agreement. Neither the Total Parties nor the CHK Parties shall have any liability or obligation to the other for the failure of Gatherer to comply with any of Gatherer’s obligations under this Agreement. Gatherer shall have no liability or obligation to the Total Parties or the CHK Parties for the failure of the Total Parties or the CHK Parties (as applicable) to comply with any of their obligations under this Agreement.

4.15 Waiver of Damages. A PARTY’S LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR ITS AFFILIATES FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION

Execution Version

OR OTHERWISE, ALL OF THE SAME BEING HEREBY EXPRESSLY WAIVED AND NEGATED. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE STRICT LIABILITY OR NEGLIGENCE OF ANY PARTY, WHETHER SUCH STRICT LIABILITY OR NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

4.16 Certain Conflicts. This Agreement and the Gathering Agreements shall be read together to avoid inconsistent interpretations, but in the event of a conflict between this Agreement and either of the Gathering Agreements, this Agreement shall control.

[signature pages follow]

Execution Version

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CHESAPEAKE MIDSTREAM PARTNERS, L.L.C.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

TOTAL GAS & POWER NORTH AMERICA, INC.

By:	/s/ Laurent Vivier
Name:	Laurent Vivier
Title:	Vice President, Trading

TOTAL E&P USA, INC.

By:	/s/ Eric Bonnin
Name:	Eric Bonnin
Title:	Vice President, Business Development & Strategy

CHESAPEAKE ENERGY MARKETING, INC.

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	President

CHESAPEAKE EXPLORATION, L.L.C.

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President—Marketing

Execution Version

CHESAPEAKE LOUISIANA, L.P.

By:	CHESAPEAKE OPERATING, INC.
its General Partner

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President—Marketing

DDJET LIMITED LLP

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President—Marketing, Chesapeake Exploration, L.L.C., its General Partner

CHESAPEAKE OPERATING, INC.

By:	/s/ James C. Johnson
Name:	James C. Johnson
Title:	Sr. Vice President—Marketing

Schedule 1 – Notice Addresses

Exhibit “A” – Form of THUSA Guaranty

Execution Version

SCHEDULE 1

NOTICES

If to Chesapeake Midstream Partners, L.L.C., to:

Chesapeake Midstream Partners, L.L.C.
777 NW Grand Boulevard
Oklahoma City, Oklahoma 73118
Attn:	J. Mike Stice
Fax:	(405) 849-6134

With a copy to:
Global Infrastructure Management, LLC
12 East 49th Street
38th Floor
New York, New York 10017
Attn:	Salim Samaha
Fax:	(646) 282-1599

If to Chesapeake Energy Marketing, Inc., Chesapeake Exploration, L.L.C., Chesapeake Louisana L.P. or DD JET, L.L.C., to:

Chesapeake Energy Marketing, Inc.
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
Attention:	James C. Johnson
Telecopy:	(405) 849-9163
and
Attention:	Mark C. Edge
Telecopy:	(405) 849-9239

If to Total Gas & Power North America, Inc. or Total E&P USA, Inc., to:

Total Gas & Power North America, Inc.
1201 Louisiana Street, Suite 1600
Houston, Texas 77002
Attn:	Bruce Henderson, President & General Manager
Fax:	(713) 647-4030

with a copy to:

Total E&P USA, Inc.
1201 Louisiana Street, Suite 1600
Houston, Texas 77002
Attn:	Daniel Jouhet, Vice President- Finance, Marketing and IT
Fax:	(713) 647-3646

Schedule 1

EXHIBIT A

FORM OF GUARANTY

[SEE THE FOLLOWING PAGES]

GUARANTY

made by

TOTAL HOLDINGS USA INC

in favor of

CHESAPEAKE MIDSTREAM PARTNERS, LLC

Dated as of January     , 2010

-i-

GUARANTY

This Guaranty, dated as of January     , 2010 but effective as of February 1, 2010 (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), is made and entered into by TOTAL HOLDINGS USA INC., a                      corporation (“Guarantor”), in favor of CHESAPEAKE MIDSTREAM PARTNERS, L.L.C., a Delaware limited liability company (the “JV” or the “Beneficiary” and its successor(s) and permitted assigns under the Transaction Documents (hereinafter defined). Capitalized terms used in this Guaranty, but not defined herein, shall have the meanings given to such terms in the Total Gathering Agreement (hereafter defined).

RECITALS

A. Gatherer owns and operates natural gas gathering systems and related facilities in Texas.

B. Total E&P USA, Inc., a Delaware corporation (“TEPUSA”), has acquired the oil, gas and/or mineral leases (or interests therein) and other interests and properties described in Schedule 10 of the Total Gathering Agreement (defined below; such leases and other interests and properties, the “Acquired Properties”). TEPUSA has agreed to sell to Total Gas & Power North America, Inc., a Delaware corporation (“TGPNA” and together with TEPUSA, the “Producers”), and TGPNA has agreed to purchase, all of TEPUSA’s entitlement to natural gas produced from the Acquired Properties.

C. Concurrently with the closing of the acquisition by TEPUSA of the Acquired Properties, on January     , 2010, the JV and Producers executed and delivered the Barnett Gas Gathering Agreement, effective as of February 1, 2010 (the “Total Gathering Agreement”), pursuant to which Producers agreed to deliver natural gas produced from the Acquired Properties for gathering, compression, dehydration, treating, and processing, as applicable, on Gatherer’s gathering systems, and Gatherer agreed to provide gathering, compression, dehydration, treating and processing services, as applicable, for such natural gas, in each case on the terms and subject to the conditions in the Total Gathering Agreement and the Additional Agreement (defined below) .

D. Concurrently with the execution and delivery of the Total Gathering Agreement, the other Covered Agreements (as defined below) were executed and delivered by the parties thereto.

E. Guarantor has agreed with the JV to execute and deliver this Guaranty to the Beneficiary to guarantee, as herein provided, the obligations of the Producers (the “Total Obligors”) under the Total Gathering Agreement and the Additional Agreement, dated as of January     , 2010 but effective as of February 1, 2010 (the “Additional Agreement”), by and among the JV, Producers, Chesapeake Energy Marketing, Inc., Chesapeake Exploration L.L.C., Chesapeake Louisiana L.P., Chesapeake Operating, Inc. and DDJET Limited LLP (collectively, the “Covered Agreements”).

F. Guarantor is familiar with the Covered Agreements and acknowledges that it will benefit if the transactions provided for in the Covered Agreements are consummated.

G. This Guaranty is being executed and delivered by Guarantor and Beneficiary contemporaneous with, and as a condition precedent to, the execution, delivery and performance of the Covered Agreements, and Guarantor and Beneficiary intend that this Guaranty constitutes part of a single, integrated transaction being effected in accordance with the terms of the Covered Agreements.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01 Definitions “Acquired Properties” is defined in Recital B hereof.

“Additional Agreement” is defined in Recital E hereof.

“Bankruptcy Event” shall be deemed to occur with respect to any Person upon the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents or acquiesces by answer or otherwise to the filing against it of a petition for relief or reorganization or rearrangement, readjustment or similar relief or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, dissolution, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or as insolvent or to be liquidated, (vi) gives notice to any Governmental Authority of insolvency or pending insolvency, or (vii) takes corporate action for the purpose of any of the foregoing; or (b) a court of Governmental Authority of competent jurisdiction enters an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or a petition or involuntary case with respect to any of the foregoing shall be filed or commenced against such Person.

“Beneficiary” is defined in the preamble hereof.

“Covered Agreements” is defined in Recital E hereof.

“Guaranteed Obligations” is defined in Section 2.01 hereof.

“Guarantor” is defined in the preamble hereof.

“Guaranty” is defined in the preamble hereof.

“Producers” is defined in Recital B hereof.

“TEPUSA” is defined in Recital B hereof.

“Termination Date” means the first date on which all of Total Obligors’ obligations under the Covered Agreements shall have been fully performed or otherwise extinguished.

“TGPNA” is defined in Recital B hereof.

“Total Gathering Agreement” is defined in Recital C hereof.

“Total Obligors” is defined in Recital E hereof.

“Transaction Documents” means this Guaranty and the Covered Agreements.

ARTICLE 2.

THE GUARANTY

Section 2.01 The Guarantee Subject to the provisions of this Guaranty, Guarantor hereby irrevocably and unconditionally guarantees the full, complete and timely performance when due under the provisions of the applicable Covered Agreements of all of Total Obligors’ obligations (the “Guaranteed Obligations”) under the Covered Agreements, whether for the payment of money, the giving of indemnification, the performance of obligations or otherwise.

Section 2.02 No Set-Off (a) Guarantor agrees to pay all amounts that may be due from time to time with respect to the Guaranteed Obligations, directly and without deduction, recoupment, set-off, netting or counterclaim, to the JV under the Covered Agreements.

(b) Guarantor confirms and agrees, for the benefit of the Beneficiary, that, in making payments in respect of this Guaranty, it will not seek to recoup, set-off or net any amount owed to it by any of the Total Obligors.

Section 2.03 Subrogation. Guarantor shall be subrogated to all rights of the Beneficiary in respect of any amounts paid by Guarantor pursuant to the provisions of this Guaranty; provided, however, that Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation if any Guaranteed Obligations then due have not been satisfied. If any amount is paid to Guarantor on account of subrogation rights under this Guaranty in violation of this Section 2.03, such amount, to the extent of the amount of the unsatisfied Guaranteed Obligations then due, shall be held in trust for the benefit of the Beneficiary and shall be promptly paid to the Beneficiary to be credited and applied to such unsatisfied Guaranteed Obligations.

Section 2.04 Obligations Unconditional (a) This Guaranty is a guaranty of payment and performance and not of collection and may be enforced by the Beneficiary directly against the Guarantor without any requirement that the Beneficiary must first exercise its rights against any of the Total Obligors. There are no conditions precedent to the enforcement of this Guaranty. The obligations of the Guarantor hereunder shall be continuing, absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any of the following events:

(i) at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts (other than payment or other satisfaction of the Guaranteed Obligations) mentioned in any of the provisions of the Covered Agreements or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the Guaranteed Obligations shall be modified, supplemented, increased or amended in any respect or any right under the Covered Agreements or any other agreement or instrument relating thereto (other than this Guaranty) shall be waived or any other guarantee of the Guaranteed Obligations or any other letter of credit, guaranty or security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) at any time, the Covered Agreements or any other agreement or instrument relating thereto (other than this Guaranty) shall cease to be valid or enforceable, other than the termination of the Covered Agreements, in accordance with its respective terms; or

(v) a Bankruptcy Event shall occur with respect to Guarantor or any Total Obligor.

(b) Except as provided in Section 2.04(a), Guarantor hereby (i) unconditionally and irrevocably waives diligence, presentment, demand, protest and all notices whatsoever in respect of the Guaranteed Obligations and this Guaranty and (ii) unconditionally and irrevocably waives any requirement that the Beneficiary exhaust any right, power or remedy or proceed against any Total Obligor or any other Person under the Covered Agreements. This Guaranty constitutes a guaranty of payment and not of collection, and the obligations of Guarantor under this Guaranty are primary obligations of Guarantor, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Total Obligors or any other Person or whether the Total Obligors or any other Person is joined in such action or actions.

(c) Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty are made voluntarily and unconditionally after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against the Total Obligors or any other Person or against any collateral. If, notwithstanding the intent of the parties to this Agreement that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

ARTICLE 3.

REPRESENTATIONS

Section 3.01 Representations and Warranties. Guarantor represents and warrants to the Beneficiary that as of the date of this Guaranty:

(i) Organization; Corporate Authority. Guarantor (1) is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and (2) has all requisite company power and authority to execute, deliver and perform its obligations under this Guaranty. Guarantor is not subject to any current orders for winding up, or appointment of a receiver or liquidator or to any notice of any proposed deregistration.

(ii) Authorization; Enforceability; No Conflicts. The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary corporate action and do not violate, breach or contravene (1) Guarantor’s organizational documents or (2) any law or contractual restriction binding on or affecting Guarantor or its properties except where such violation, breach or contravention, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). All authorizations, consents and approvals of any governmental authority or third party necessary for the execution, delivery or performance by Guarantor of this Guaranty have been obtained and are in full force and effect.

(iii) Ownership. Guarantor directly or indirectly owns 100% of the aggregate issued and outstanding equity interests of the Total Obligors.

ARTICLE 4.

MISCELLANEOUS

Section 4.01 No Waiver. No failure on the part of the Beneficiary to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

Section 4.02 Notices, Etc. All notices, requests and demands hereunder shall be in writing and faxed or delivered, (a) if to Guarantor,                     ,                     , Attn:                     ; (b) if to the Beneficiary,                     , Attn:                    ; with a copy to Global Infrastructure Management, LLC, 12 East 49th Street, 38th Floor, New York, New York 10017, Attn: Salim Samaha, Fax: (646) 282-1599; and a copy to Global Infrastructure Management UK Limited, Cardinal Place, 80 Victoria Street, London SW1E 5JL, United Kingdom, Attention: Joseph Blum, Fax: +44 207 798 0530; and a copy to Andrews Kurth LLP, 4200 JPMorgan Chase Tower, Houston, Texas 77002), Attn: G. Michael O’Leary, Fax: (713) 238-7130; or (c) as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

Section 4.03 Amendments. Etc. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by Guarantor and the Beneficiary.

Section 4.04 Benefit, Successors and Assigns. This Guaranty is for the benefit of and is enforceable by the Beneficiary and not for the benefit of or enforceable by any other Person. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of the successors and permitted assigns of the Beneficiary under the Covered Agreements. This Guaranty may not be assigned by Guarantor to any other Person without the prior written consent of the Beneficiary. Guarantor and the Beneficiary acknowledge and agree that the execution and delivery of this Guaranty and the rights and obligations of the parties hereto are part of an integrated transaction being effected pursuant to the terms of the Transaction Documents.

Section 4.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

Section 4.06 Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts, and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Section 4.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 4.08 Expenses, Etc. Guarantor agrees to reimburse the Beneficiary for all reasonable costs and expenses of the Beneficiary (including the reasonable fees and expenses of legal counsel) incurred in connection with (a) any enforcement or collection proceeding resulting from this Guaranty, including in connection with any bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, judicial or regulatory proceedings and workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 4.08. This Section 4.08 shall survive the termination of this Guaranty.

Section 4.09 Agreements Superseded; Integrated Transactions. This Guaranty, together with the other Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Guaranty and the matters addressed or governed hereby or in the other Transaction Documents. Without limiting the foregoing, each of the parties hereto acknowledges and agrees that (i) this Guaranty is being executed and delivered in connection with each of the other Transaction Documents and the transactions contemplated hereby and thereby; (ii) the performance of this Guaranty and the other Transaction Documents and expected benefits herefrom and therefrom are a material inducement to the willingness of the parties to enter into and perform this Guaranty and the other Transaction Documents and the transactions contemplated herein and therein; (iii) the parties hereto would not have been willing to enter into this Guaranty in the absence of the execution, delivery, performance and economic interdependence of the Transaction Documents; (iv) the execution and delivery of this Guaranty and the other Transaction Documents and the rights and obligations of the parties hereto and thereto are interrelated and part of an integrated transaction being effected pursuant to the terms of this Guaranty and the other Transaction Documents; (v) the transactions contemplated by this Guaranty and the other Transaction Documents are necessary elements of the same and integrated transaction; (vi) the transactions contemplated by this Guaranty and by the other Transaction Documents are economically interdependent; and (vii) such party will cause any of its successors or permitted assigns to expressly acknowledge and agree to this Section 4.09.

Section 4.10 Governing Law, Jurisdiction and Venue. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 4.11 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS GUARANTY HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT LOCATED IN WILMINGTON, DELAWARE OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OR FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE

BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 4.12 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS GUARANTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, INCLUDING ANY MATTER RELATING TO A GUARANTEED OBLIGATION ARISING UNDER ANY COVERED AGREEMENT, EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS GUARANTY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS, EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRAIL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY, IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 4.13 Termination. This Guaranty shall terminate and be of no force and effect with respect to Guaranteed Obligations arising on and after the Termination Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written and effective as of the date and year specified.

GUARANTOR:

TOTAL HOLDINGS USA INC

By:
Name:
Title:

BENEFICIARY:

CHESAPEAKE MIDSTREAM PARTNERS, L.L.C.

By:
Name:	J. Mike Stice
Title:	Chief Executive Officer

Signature Page to Total